SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     August 16, 2000
                                                 ------------------------

                              Heilig-Meyers Company
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             (Exact name of registrant as specified in its charter)


          Virginia                       1-8484                 54-0558861
-----------------------------         ------------           -------------------
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                file number)           Identification No.)


      12560 West Creek Parkway, Richmond, Virginia              23238
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         (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code      (804) 784-7300
                                                   --------------------------

                                       N/A
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          (Former name or former address, if changed since last report)


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Item 3.  Bankruptcy or Receivership
-----------------------------------

         On August 16, 2000, Heilig-Meyers Company, a Virginia corporation (the "Company"), and certain of its subsidiaries, filed voluntary petitions for reorganization under Chapter 11, Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Eastern District of Virginia in Richmond, Virginia (the "Bankruptcy Court"), lead case number 00-34533. The Company intends to remain in possession of its assets and continue in the management and operation of its businesses and properties, subject to the provisions of the Bankruptcy Code and supervision and orders of the Bankruptcy Court, and to pay the post-petition claims of its various vendors in the ordinary course of business.

Item 5. Other
-------------

         The Company has also entered into a $215 million debtor-in-possession financing facility with a group of lenders led by Fleet Retail Finance, Inc. and Back Bay Capital Funding, LLC (the "Facility"). The Bankruptcy Court has granted interim approval of the Facility which authorizes the Company to draw up to $175 million under the Facility. A final hearing on the Facility has been set for September 27, 2000.

         On August 16, 2000, the Bankruptcy Court entered an order authorizing the Company to pay certain pre-petition wages, salaries, benefits and other employee obligations, as well as to continue in place various employee compensation programs and procedures.

         On August 16, 2000, in conjunction with the Company's announcement of its Chapter 11 filing with the Bankruptcy Court, the Company announced that it had reached an agreement in principle to out-source its Heilig-Meyers customer credit program to a third party provider. In an effort to maximize sales opportunities and receive the most favorable terms possible under a third party arrangement, the Company has obtained proposals from additional third party providers. With the store base that the Company currently plans to operate going forward, the Company believes that its credit out-sourcing needs will likely require an arrangement with a primary provider as well as arrangements with secondary providers who specialize in higher credit risk extension and collection. The Company is currently reviewing proposals from these various third party providers and accordingly continues to provide limited revolving credit to customers through its in-house program. The failure to enter into satisfactory arrangements with third party credit providers in a timely manner would have a material adverse effect on the Company.

         On August 16, 2000, the Company issued a news release announcing the Company's Chapter 11 filing with the Bankruptcy Court, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits
------------------------------------------


         (c)      Exhibits

                  The following exhibit is filed as a part of this report:

                  99.1     Press Release dated August 16, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        HEILIG-MEYERS COMPANY


Date:  August 31, 2000                  By:      s/Donald S. Shaffer
                                                 -------------------
                                                 Donald S. Shaffer
                                                 President and
                                                 Chief Executive Officer

                                  Exhibit Index

Exhibit
No.               Description
-------           -----------
99.1              Press Release dated August 16, 2000.